                                                                   EXHIBIT 23


               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-37698) pertaining to PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, the Registration Statement (Form S-8 Number 333-95277) pertaining to the PhotoWorks, Inc. 1999 Employee Stock Option Plan, Registration Statement (Form S-8 Number 33-24107) pertaining to the PhotoWorks, Inc. Incentive Stock Option Plan, the Registration Statement (Form S-8 Number 33-36020) pertaining to the PhotoWorks, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 Number 33-69530) pertaining to the PhotoWorks, Inc. 1993 Employee Stock Purchase Plan, and the Registration Statements (Form S-8 Number 33-81332 and 333-02431) pertaining to the PhotoWorks, Inc. Amended and Restated Incentive Stock Option Plan and the Amended and Restated 1987 Stock Option Plan, of our report dated November 10, 2000, except as to Note C as to which the date is December 20, 2000, with respect to the consolidated financial statements and schedule of PhotoWorks, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2000.


                                              /S/ ERNST & YOUNG LLP


Seattle, Washington
December 28, 2000
Except as to Note C as to which the date is December 20, 2000